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                                                                    EXHIBIT 99.2

                             UNITED RENTALS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Stockholders of United Rentals, Inc. ("URI") to be held on September 29, 1998 (the "Special Meeting") and the Joint Proxy Statement/Prospectus furnished in connection therewith, and (ii) appoints Bradley S. Jacobs, John N. Milne and Michael J. Nolan, and each of them, proxies with full power of substitution and revocation, to represent the undersigned and to act and vote for and in the name, place and stead of the undersigned, with all powers which the undersigned would possess if personally present, at the Special Meeting and at any adjournments or postponements thereof, on the following matters and in the discretion of such proxies on any other matters which may come before the Special Meeting or any adjournments or postponements thereof.

   To vote in accordance with the Board of Directors' recommendations just sign on the reverse side; no boxes need to be checked.

                 (to be dated and signed on the reverse side)
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
[X] Please mark your
    votes as indicated in
    this example

The undersigned directs that this proxy be voted as follows:                            FOR            AGAINST        ABSTAIN
Item 1 Proposal to approve an amendment to the certificate of incorporation of          [_]              [_]            [_]
       URI to increase the number of authorized shares of common stock of URI from 75,000,000 shares to 500,000,000 shares.

Item 2 Proposal to approve the issuance of shares of common stock of URI                [_]              [_]            [_]
       pursuant to the Agreement and Plan of Merger, dated as of June 15, 1998, as amended and restated on August 31, 1998, among U.S. Rentals, Inc.
       ("USR"), URI and UR Acquisition Corporation ("Merger Sub"), pursuant to which, among other things (i) Merger Sub will be merged with and into
       USR, with USR as the surviving corporation of the merger and wholly owned subsidiary of URI, and (ii) each outstanding share of common stock of USR will be converted into the right to receive 0.9625 of a share of common stock of URI.

Item 3 Proposal to approve the adoption of the United Rentals 1998 Stock Option         [_]              [_]            [_]
       Plan.
                                        Item 4 In the discretion of the proxies named above, upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                                        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
                                        HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SUCH DIRECTION THE PROXY
                                        WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3 AND
                                        PURSUANT TO ITEM 4. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN
                                        AND RETURN THIS CARD.

                                        PLEASE MARK, DATE AND SIGN THIS CARD AND RETURN IT IN THE ENCLOSED
                                        ENVELOPE. NO POSTAGE IS REQUIRED.

_______________________________________ DATE: ___________, 1998 ___________________________________________ DATE: ___________, 1998
        (SIGNATURE OF STOCKHOLDER)                              (SIGNATURE OF STOCKHOLDER (IF JOINTLY HELD))


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF EXECUTED BY A CORPORATION, THIS PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER AND STATE THE FULL NAME OF THE CORPORATION.